INVESCO VAN KAMPEN SENIOR LOAN FUND                              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, 74V AND 87.


FOR PERIOD ENDING: 1/31/2011
FILE NUMBER:       811-05845
SERIES NO.:        1

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                       $  4,367
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                       $    361
        Class C                                       $  4,082
        Class IB                                      $ 12,545
        Class IC                                      $  2,278


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                         0.1538
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                         0.1297
        Class C                                         0.1297
        Class IB                                        0.1538
        Class IC                                        0.1538


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                         26,028
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                          2,871
        Class C                                         29,707
        Class IB                                        78,861
        Class IC                                        14,259


74V.  1 Net asset value per share (to nearest cent)
        Class A                                         $ 6.69
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                         $ 6.68
        Class C                                         $ 6.69
        Class IB                                        $ 6.69
        Class IC                                        $ 6.69

87 Securities of Registrant registered on a national securities exchange or listed on NASDAQ:

        Title of each class of securities               CUSIP or NASDAQ
                                                       number Ticker Symbol

      A Invesco Van Kampen Senior Loan Fund Class A  46131G109     VSLAX
      B Invesco Van Kampen Senior Loan Fund Class B  46131G208     VSLBX
      C Invesco Van Kampen Senior Loan Fund Class C 46131G307 VSLCX D Invesco Van Kampen Senior Loan Fund Class IB 46131G406 VPRTX E Invesco Van Kampen Senior Loan Fund Class IC 46131G505 XSLCX